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                                                                Exhibit 10-I(1)

                                 FIRST AMENDMENT
                                       TO
                              THE DANA CORPORATION
                           DIRECTOR DEFERRED FEE PLAN


                  Pursuant to resolutions of the Board of Directors adopted on October 21, 1996, the Dana Corporation Director Deferred Fee Plan (the "Fee Plan") is hereby amended, effective as of October 20, 1996, as set forth below.

                                      FIRST

                  Section 2(B) of the Fee Plan is hereby amended by deleting the definition of "Committee" contained therein and replacing such definition with the following:

                  "Committee" shall mean the Compensation Committee of the Board of Directors of the Corporation.

                                     SECOND

                  Section 3A of the Fee Plan is hereby amended by deleting the first five sentences of the fourth paragraph thereof and replacing such sentences with the following:

                  Each Director may convert 25%, 50%, 75% or 100% of the Units credited to his Stock Account into an equivalent dollar balance in the Interest Equivalent Account. These election(s) can be made at any time within five years following the Director's termination of service as a member of the Corporation's Board of Directors, and shall be effective on the day the election is received by the Corporation.

                                      THIRD

                  Section 4 of the Fee Plan is hereby amended by deleting the third paragraph thereof and replacing such paragraph in its entirety with the following, such amendment to be effective upon shareholder approval, at the Corporation's 1997 Annual Meeting of Shareholders, of amendments to the Corporation's 1982 Amended Stock Option Plan which permit shares of the Corporation's common stock reserved for issuance under such plan to be used in satisfaction of obligations under the Fee Plan:

                  Each distribution in respect of a Director's Accounts shall be made, in whole or in part, at the election of the participant, in shares of the Corporation's common stock, in cash, or in both common stock and cash.


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         To the extent that payment is to be made in common stock of the
         Corporation, the number of shares of such stock to be distributed shall equal the maximum number of whole shares of the Corporation's common stock which could have been purchased with the Interest Equivalent Account amount being distributed, assuming a purchase price per share of common stock equal to the average of the last reported daily sales prices for shares of such common stock on the New York Stock Exchange-Composite Transactions on each trading day during the calendar month preceding the month of making such payment. Any stock distribution in respect of Units from a Director's Stock Account shall be made on the basis of one share of the Corporation's common stock for each Unit being distributed.

                  If any distribution in respect of a Director's Accounts is to be made in cash, the value of each Unit being distributed from his Stock Account shall be assumed, for purposes of such distribution, to be equal to the average of the last reported daily sales prices for shares of the Corporation's common stock on the New York Stock Exchange-Composite Transactions on each trading day during the calendar month preceding the month of making such payment. A cash distribution may also be made from a Director's Interest Equivalent Account, in which case a corresponding reduction in the balance of that Account will be made.

                  If any distribution is made in shares of the Corporation's common stock, the Corporation shall take all necessary action to comply with or secure an exemption from the registration requirements of the Securities Act of 1933, and the listing requirements of the New York Stock Exchange and any other securities exchange on which the Corporation's common stock may then be listed; provided, that the Corporation may (i) delay the making of any such distribution in shares of its common stock for such period as it may deem necessary or advisable to effect compliance with the requirements above referred to, and (ii) require, as a condition precedent to the delivery of the certificate(s) representing such shares, that any recipient thereof execute and deliver such representations, agreements and/or covenants in favor of the Corporation with respect to the holding and/or disposition of such shares, and such consent to the mechanics for enforcement of such representations, agreements and/or covenants, as the Committee may deem necessary or advisable in order to comply with or obtain exemption from any of the requirements above referred to.


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                                     FOURTH

                  Section 4 of the Fee Plan is hereby further amended by deleting from each of the first two sentences of the fifth paragraph thereof the phrase "as of April 30, 1991".

                  IN WITNESS WHEREOF, the undersigned has hereby executed this First Amendment on behalf of the Corporation this 21st day of October 1996.

                                             DANA CORPORATION

                                             /s/         Martin J. Strobel
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ATTEST:

   /s/      Mark A. Smith, Jr.
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